Exhibit 23.2



                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of First International Bancorp, Inc., which is incorporated by reference in First International Bancorp Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.




PricewaterhouseCoopers LLP
Hartford, Connecticut
August 31, 2000